Exhibit 99.1

Globus Medical Reports Fourth Quarter and Full Year 2022 Results

AUDUBON, PA, February 21, 2023: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022:

•	Worldwide net sales were $274.5 million, an increase of 9.8%, or 11.7% on a constant currency basis
•	GAAP net income for the quarter was $50.1 million
•	GAAP diluted earnings per share (“EPS”) was $0.49 and non-GAAP diluted EPS was $0.59
•	Non-GAAP adjusted EBITDA was $90.2 million, or 32.8% of net sales

Full Year 2022:

•	Worldwide net sales were $1,022.8 million, an increase of 6.8%, or 8.2% on a constant currency basis
•	GAAP net income for the year was $190.2 million
•	GAAP diluted EPS was $1.85 and non-GAAP diluted EPS was $2.06
•	Non-GAAP adjusted EBITDA was $339.2 million, or 33.2% of net sales

“Globus Medical was founded twenty years ago with a small group of talented engineers who had a vision of improving care for patients with musculoskeletal disease,” said Dan Scavilla, President and CEO. “I’m proud to announce that in 2022, Globus Medical exceeded $1 billion in net sales. The journey from startup to $1 billion in sales is certainly worthy of note and particularly so at this milestone anniversary of the company’s founding. The fourth quarter of 2022 was a record-setting quarter, with record-breaking total sales, U.S. Spine sales, and Enabling Technologies sales. Our future continues to look bright as we improve the lives of patients, surgeons, employees and shareholders by working to further achieve our vision. We plan to build on our legacy of product innovation, superior customer services, and operational execution this year and in the future as we continue to help patients with musculoskeletal disease.”

Worldwide net sales for the fourth quarter were $274.5 million, an as-reported increase of 9.8% over the fourth quarter of 2021, and an increase of 11.7% on a constant currency basis.  U.S. net sales for the fourth quarter of 2022 increased by 9.5% compared to the fourth quarter of 2021. International net sales increased by 11.4% over the fourth quarter of 2021 on an as-reported basis, and an increase of 24.2% on a constant currency basis.

Worldwide net sales for the full year of 2022 were $1,022.8 million, an increase of 6.8% as compared to the full year of 2021,  and an increase of 8.2% on a constant currency basis.  U.S. net sales for the full year of 2022 increased by 6.4% compared to the full year of 2021. International net sales increased by 8.9% over the full year of 2021 on an as-reported basis, and an increase of 19.1% on a constant currency basis.

GAAP net income for the fourth quarter was $50.1 million, an increase of 231.4% over the same period in the prior year, driven primarily by higher net sales and the acquisition of in-process research and development during the fourth quarter in 2021. Diluted EPS for the fourth quarter was $0.49, compared to $0.14 for the fourth quarter of 2021. Non-GAAP diluted EPS for the fourth quarter of 2022 was $0.59, compared to $0.49 in the fourth quarter of 2021,  an increase of 20.0%  driven primarily by higher net sales.

Net cash provided by operating activities was $178.5 million, and non-GAAP free cash flow was $104.4 million for the full year of 2022. The Company remains debt free.

2023 Annual Guidance

The Company today announced full year stand-alone 2023 guidance with expected net sales of $1.1 billion and non-GAAP diluted earnings per share of $2.30.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2022 fourth quarter and full year results with the investment community at 4:30 p.m. Eastern Time today.

Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at https://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended December 31, 2022 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended December 31, 2022 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2022	2021	2020	2022	2021	2020
Net sales	$274,498	$250,021	$233,445	$1,022,843	$958,102	$789,042
Cost of goods sold	70,591	61,796	60,859	263,725	239,223	217,463
Gross profit	203,907	188,225	172,586	759,118	718,879	571,579

Operating expenses:
Research and development	19,507	51,022	15,241	73,015	97,346	84,519
Selling, general and administrative	118,075	106,560	92,047	432,117	408,149	354,757
Provision for litigation	—	5,410	(188)	2,341	5,921	9
Amortization of intangibles	4,506	4,556	4,788	17,735	18,526	16,831
Acquisition related costs	7,791	2,477	2,163	5,959	16,984	4,030
Total operating expenses	149,879	170,025	114,051	531,167	546,926	460,146

Operating income/(loss)	54,028	18,200	58,535	227,951	171,953	111,433

Other income/(expense), net
Interest income/(expense), net	5,315	1,939	2,953	14,233	9,297	13,952
Foreign currency transaction gain/(loss)	2,688	(454)	527	(1,020)	(1,423)	(279)
Other income/(expense)	85	143	198	1,855	580	793
Total other income/(expense), net	8,088	1,628	3,678	15,068	8,454	14,466

Income/(loss) before income taxes	62,116	19,828	62,213	243,019	180,407	125,899
Income tax provision	12,051	4,722	9,256	52,850	31,216	23,614

Net income/(loss)	$50,065	$15,106	$52,957	$190,169	$149,191	$102,285

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	4,199	(2,623)	(833)	(14,040)	(6,054)	1,402
Foreign currency translation gain/(loss)	3,397	(1,095)	2,631	(3,818)	(4,673)	5,451
Total other comprehensive income/(loss), net of tax	7,596	(3,718)	1,748	(17,858)	(10,727)	6,853
Comprehensive income/(loss)	$57,661	$11,388	$54,705	$172,311	$138,464	$109,138

Earnings per share:
Basic	$0.50	$0.15	$0.54	$1.89	$1.48	$1.04
Diluted	$0.49	$0.14	$0.52	$1.85	$1.44	$1.01
Weighted average shares outstanding:
Basic	99,967	101,495	98,958	100,469	100,734	98,580
Diluted	102,209	104,192	101,414	102,643	103,623	100,971

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
(In thousands, except share and per share values)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$150,466	$193,069
Short-term marketable securities	295,592	250,378
Accounts receivable, net of allowances of $4,724 and $4,962, respectively	213,247	164,436
Inventories	298,981	237,001
Prepaid expenses and other current assets	20,997	18,417
Income taxes receivable	4,061	1,215
Total current assets	983,344	864,516
Property and equipment, net of accumulated depreciation of $343,036 and $305,575, respectively	243,729	221,076
Long-term marketable securities	495,852	562,475
Intangible assets, net	63,574	68,660
Goodwill	197,471	179,708
Other assets	43,311	36,334
Deferred income taxes	48,845	24,494
Total assets	$2,076,126	$1,957,263

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$36,101	$21,955
Accrued expenses	94,705	91,168
Income taxes payable	990	1,046
Business acquisition liabilities	13,308	11,770
Deferred revenue	14,100	12,025
Payable to broker	—	2,200
Total current liabilities	159,204	140,164
Business acquisition liabilities, net of current portion	54,950	58,755
Deferred income taxes	1,779	4,314
Other liabilities	13,820	12,642
Total liabilities	229,753	215,875

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 77,762,282 and 79,113,916 shares at December 31, 2022 and December 31, 2021, respectively	78	79
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at December 31, 2022 and December 31, 2021, respectively	22	22
Additional paid-in capital	630,952	553,787
Accumulated other comprehensive income/(loss)	(24,630)	(6,772)
Retained earnings	1,239,951	1,194,272
Total equity	1,846,373	1,741,388
Total liabilities and equity	$2,076,126	$1,957,263

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended
	December 31,
(In thousands)	2022	2021	2020
Cash flows from operating activities:
Net income	$190,169	$149,191	$102,285
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	150	34,312	24,418
Depreciation and amortization	68,252	69,867	62,874
Amortization of premium (discount) on marketable securities	5,389	2,781	587
Write-down for excess and obsolete inventories, net	6,400	6,143	17,741
Stock-based compensation expense	32,810	30,586	27,073
Allowance for doubtful accounts	(1)	1,200	2,960
Change in fair value of business acquisition liabilities	5,132	16,807	2,674
Change in deferred income taxes	(22,223)	(17,615)	(4,338)
(Gain)/loss on disposal of assets, net	299	464	809
Payment of business acquisition related liabilities	(2,647)	(210)	(700)
(Increase)/decrease in:
Accounts receivable	(50,843)	(25,895)	10,696
Inventories	(61,745)	(11,971)	(50,111)
Prepaid expenses and other assets	(10,292)	(6,178)	(11,088)
Increase/(decrease) in:
Accounts payable	14,418	3,684	(6,352)
Accrued expenses and other liabilities	6,087	17,896	17,608
Income taxes payable/receivable	(2,887)	5,212	1,657
Net cash provided by/(used in) operating activities	178,468	276,274	198,793
Cash flows from investing activities:
Purchases of marketable securities	(419,534)	(622,359)	(223,540)
Maturities of marketable securities	312,221	227,908	134,462
Sales of marketable securities	102,433	109,898	68,897
Purchases of property and equipment	(74,047)	(56,898)	(63,658)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(31,435)	(34,488)	(33,483)
Net cash provided by/(used in) investing activities	(110,362)	(375,939)	(117,322)
Cash flows from financing activities:
Payment of business acquisition liabilities	(7,185)	(9,349)	(6,316)
Proceeds from exercise of stock options	41,716	63,496	72,322
Repurchase of common stock	(144,493)	—	(104,669)
Net cash provided by/(used in) financing activities	(109,962)	54,147	(38,663)
Effect of foreign exchange rates on cash	(747)	(810)	865
Net increase/(decrease) in cash and cash equivalents	(42,603)	(46,328)	43,673
Cash and cash equivalents at beginning of period	193,069	239,397	195,724
Cash and cash equivalents at end of period	$150,466	$193,069	$239,397
Supplemental disclosures of cash flow information:
Income taxes paid	$77,823	$45,027	$25,437
Purchases of property and equipment included in accounts payable and accrued expenses	$7,423	$4,551	$4,210

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2022	2021	2020	2022	2021	2020
Musculoskeletal Solutions	$244,999	$224,624	$215,361	$926,703	$876,780	$748,446
Enabling Technologies	29,499	25,397	18,084	96,140	81,322	40,596
Total net sales	$274,498	$250,021	$233,445	$1,022,843	$958,102	$789,042

Liquidity and Capital Resources:

	December 31,	December 31,
(In thousands)	2022	2021
Cash and cash equivalents	$150,466	$193,069
Short-term marketable securities	295,592	250,378
Long-term marketable securities	495,852	562,475
Total cash, cash equivalents and marketable securities	$941,910	$1,005,922

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except percentages)	2022	2021	2020	2022	2021	2020
Net income/(loss)	$50,065	$15,106	$52,957	$190,169	$149,191	$102,285
Interest (income)/expense, net	(5,315)	(1,939)	(2,953)	(14,233)	(9,297)	(13,952)
Provision for income taxes	12,051	4,722	9,256	52,850	31,216	23,614
Depreciation and amortization	16,911	16,829	16,904	68,252	69,867	62,874
EBITDA	73,712	34,718	76,164	297,038	240,977	174,821
Stock-based compensation expense	8,507	7,805	5,935	32,810	30,586	27,073
Provision for litigation	—	5,410	(188)	2,341	5,921	9
Acquisition related costs/licensing	7,791	2,934	2,698	6,854	19,622	5,877
Acquisition of in-process research and development	150	34,312	—	150	34,312	24,418
Adjusted EBITDA	$90,160	$85,179	$84,609	$339,193	$331,418	$232,198

Net income/(loss) as a percentage of net sales	18.2%	6.0%	22.7%	18.6%	15.6%	13.0%
Adjusted EBITDA as a percentage of net sales	32.8%	34.1%	36.2%	33.2%	34.6%	29.4%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2022	2021	2020	2022	2021	2020
Net income/(loss)	$50,065	$15,106	$52,957	$190,169	$149,191	$102,285
Provision for litigation	—	5,410	(188)	2,341	5,921	9
Amortization of intangibles	4,506	4,556	4,788	17,735	18,526	16,831
Acquisition related costs/licensing	7,791	2,934	2,698	6,854	19,622	5,877
Acquisition of in-process research and development	150	34,312	—	150	34,312	24,418
Tax effect of adjusting items	(2,415)	(11,245)	(1,086)	(5,695)	(16,151)	(4,504)
Non-GAAP net income/(loss)	$60,097	$51,073	$59,169	$211,554	$211,421	$144,916

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2022	2021	2020	2022	2021	2020
Diluted earnings per share, as reported	$0.49	$0.14	$0.52	$1.85	$1.44	$1.01
Provision for litigation	—	0.06	—	0.02	0.06	—
Amortization of intangibles	0.04	0.04	0.05	0.17	0.18	0.17
Acquisition related costs/licensing	0.08	0.03	0.03	0.07	0.19	0.06
Acquisition of in-process research and development	0.00	0.33	—	0.00	0.33	0.24
Tax effect of adjusting items	(0.02)	(0.11)	(0.01)	(0.06)	(0.16)	(0.04)
Non-GAAP diluted earnings per share	$0.59	$0.49	$0.58	$2.06	$2.04	$1.44

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2022	2021	2020	2022	2021	2020
Net cash provided by operating activities	$63,975	$76,253	$80,184	$178,468	$276,274	$198,793
Purchases of property and equipment	(18,340)	(17,045)	(14,063)	(74,047)	(56,898)	(63,658)
Free cash flow	$45,635	$59,208	$66,121	$104,421	$219,376	$135,135

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2022	2021	Growth	Period Net Sales	Growth
United States	$233,232	$212,963	9.5%	$—	9.5%
International	41,266	37,058	11.4%	(4,765)	24.2%
Total net sales	$274,498	$250,021	9.8%	$(4,765)	11.7%

	Year Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2022	2021	Growth	Period Net Sales	Growth
United States	$871,939	$819,571	6.4%	$—	6.4%
International	150,904	138,531	8.9%	(14,048)	19.1%
Total net sales	$1,022,843	$958,102	6.8%	$(14,048)	8.2%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com